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                                                                      Exhibit 99


Report of Ernst & Young LLP
Independent Auditors

Board of Directors and Shareholders
Mobil Corporation

We have audited the consolidated statements of income, changes in shareholders' equity, and cash flows of Mobil Corporation for the year ended December 31, 1998 (not presented separately herein). Our audit also included the financial statement schedule listed in the Index at Item 14 (not presented separately herein). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Mobil Corporation for the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basis financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ ERNST & YOUNG LLP

McLean, Virginia
February 26, 1999